EXHIBIT 10.8

                  RESTRICTED STOCK PLAN SPECIAL BONUS AGREEMENT


        This RESTRICTED STOCK PLAN SPECIAL BONUS AGREEMENT (this "AGREEMENT") is made as of this 31st day of March, 2006 (the "AGREEMENT DATE"), between Nebraska Book Company, Inc., a Kansas corporation (the "COMPANY"), and Barry Major (the "EXECUTIVE").

        WHEREAS, the Executive is an employee of the Company whose participation is considered by the Company to be important for its growth.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

        1. DEFINITIONS. For all purposes of this Agreement, the following definitions shall apply, unless the context otherwise requires:

        (a) "BONUS AMOUNT" means the greater of (x) zero ($0), or (y) the amount equal to (i) (A) the Bonus Percentage, MULTIPLIED BY (B) $1,000,000 MINUS the Fair Market Value, minus (ii) the amount of any distributions or dividends paid with respect to the Shares between the Agreement Date and the Reference Date (excluding any dividends or distributions payable in the form of common stock of Holdings).

        (b) "BONUS PERCENTAGE" means the percentage equal to (i) in the event the Executive is still employed by the Company on the Reference Date, 100%, (ii) in the event the Executive's employment by the Company has been terminated by the Company without Cause following a Change of Control, 100%, and (iii) in the event the Executive's employment by the Company has been terminated by the Company without Cause prior to the Reference Date (other than following a Change of Control) or by reason of the Executive's death or Disability prior to the Reference Date, the product of 100% MULTIPLIED BY a fraction, the numerator of which is the number of days elapsed from the Agreement Date through the date of such termination, and the denominator of which is 1,644.

        (c) "CAUSE" means, with respect to the Executive, (i) the Executive's neglect of his duties, (ii) the Executive is convicted of any felony or gross misdemeanor (except traffic-related), (iii) the Executive is guilty of gross misconduct in connection with the performance of his duties, or (iv) the Executive materially breaches any affirmative or negative covenants or undertakings under any employment or other agreement with the Holdings or any of its subsidiaries, in each case as determined by the Board of Directors of the Company in their reasonable judgment.

        (d) "CHANGE OF CONTROL" means the occurrence of any of (i) a sale of all or substantially all of the assets of the Company, (ii) the acquisition of more than fifty percent (50%) of the Common Stock of Holdings (with all classes or series thereof treated as a single class) by any person or group of persons, or
(iii) a merger, consolidation, reorganization, or similar transaction of Holdings in which there is a fifty percent (50%) or greater change in the ownership of the Common Stock of Holdings as a result of such transaction.

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        (e) "DISABILITY" means an independent medical doctor (selected by the
Company's health or disability insurer) has certified that the Executive has for 90 days consecutive or nonconsecutive, in any 12 month period been disabled in a manner which seriously interferes with his ability to perform his responsibilities as an employee of Holdings or its subsidiaries.

        (f) "FAIR MARKET VALUE" means the fair market value of the Shares as of the Reference Date, as determined by the Board of Directors of Holdings in good faith.

        (g) "HOLDINGS" means NBC Holdings Corp., a Delaware corporation.

        (h) "REFERENCE DATE" means September 30, 2010.

        (i) "SHARES" means 1,400 shares of the Common Stock of Holdings, $.001 par value per share, as adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution or similar event with respect to such shares of Common Stock.

        2. BONUS PAYMENT.

        (a) Within thirty days following the Reference Date, the Company shall pay to the Executive a bonus (the "BONUS") in an amount equal to the Bonus Amount; PROVIDED, the Executive shall not be eligible to receive payment of the Bonus if his employment with Holdings and its subsidiaries has been terminated prior to the Reference Date for any reason or for no reason (other than termination by the Company without Cause or by reason of the Executive's death or Disability), regardless of whether such termination is effected by the Company (with Cause) or by the Executive (whether voluntarily or involuntarily).

        (b) Notwithstanding the foregoing, in the event that payment of the Bonus is limited or restricted in any way under the terms of any indebtedness issued by Holdings or any of its subsidiaries (including, but not limited to, (i) the Amended and Restated Credit Agreement, dated as of February 13, 1998, as amended and restated as of December 10, 2003, as further amended and restated as of March 4, 2004 (the "CREDIT AGREEMENT"), among the Company, Holdings, NBC Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, and Bank of America, N.A. and Wells Fargo Bank N.A., as co-documentation agents, (ii) the 8.625% senior subordinated notes of the Company due 2012 (the "8.625% Notes"), issued under the Indenture, dated as of March 4, 2004, between the Company and The Bank of New York, as trustee, and
(iii) the 11.00% senior discount debentures of NBC Acquisition Corp. due 2013 (the "11.00% NOTES"), issued under the Indenture, dated as of March 4, 2004,


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between NBC Acquisition Corp. and The Bank of New York, as trustee), the Company shall not be required to pay the Bonus until such limitations or restrictions are released, at which time such payment shall be made with interest from the date on which the Bonus would have been paid through the date of such payment at a rate per annum equal to the three (3) month London Interbank Offered Rate as published in the Eastern Edition of the Wall Street Journal.

        3. WITHHOLDING. All payments made pursuant to this Agreement shall be subject to any withholding required by applicable law. The Company agrees to pay an additional bonus to the Executive, contemporaneously with the payment of the Bonus, in an amount such that, after taking into account the payment of all federal, state and local taxes related to the receipt of the Bonus and all federal, state and local taxes paid in connection with the receipt of any distributions or dividends paid with respect to the Shares between the Agreement Date and the Reference Date (excluding any dividends or distributions payable in the form of stock), the Executive receives total proceeds under this Agreement equal to the Bonus Amount.

        4. GENERAL PROVISIONS.

        (a) This Agreement shall be governed by the internal substantive laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties.

        (b) This Agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in writing signed by both parties.

        (c) Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

        if to the Company, to:


        Nebraska Book Company, Inc.
        c/o Weston Presidio Capital
        John Hancock Tower, 50th Floor
        200 Clarendon Street
        Boston, MA 02116
        Telecopier No.: 617-988-2515

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        with a copy to:

        Johan V. Brigham
        Bingham McCutchen LLP
        150 Federal Street
        Boston, MA  02110
        Telecopier No.: 617 951-8736

        if to the Executive, to:

        Barry Major
        3841 S. 163rd Circle
        Omaha, NE  68130

        All such notices, request and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of telecopy transmission, when confirmed by telecopy machine report.

        (d) The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, successors and permitted assigns. Without limiting the foregoing, this Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Executive. The rights and obligations of the Executive under this Agreement may only be assigned with the prior written consent of the Company.

        (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

        (f) If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

        (g) Headings are for convenience only and are not deemed to be part of this Agreement.

        (h) Each of the Company and the Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

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        (i) This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

        (j) The Company is not by reason of this Agreement obligated to continue the Executive's employment.

        (k) In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Boston, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.


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        IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first set forth above.


NEBRASKA BOOK COMPANY, INC.         EXECUTIVE:


By:     /S/  MARK W. OPPEGARD               /S/  BARRY S. MAJOR
        ----------------------------        ----------------------------
Name:   Mark W. Oppegard                           Barry Major
Title:  President



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